Exhibit 23.4

Consent of Independent Auditor

First American International Corp.

Brooklyn, New York

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-226299) of RBB Bancorp of our report dated March 9, 2018, relating to the consolidated financial statements of First American International Corp., which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

August 2, 2018